Exhibit (p)(2)

Innovator Capital Management, LLC

CODE OF ETHICS

Effective: September, 2018

Introduction

Pursuant to rules established by the U.S. Securities and Exchange Commission (the “SEC”), it is unlawful for certain persons of Innovator Capital Management, LLC (the “Adviser”), in connection with the purchase or sale by such persons of securities held or to be acquired by a client account:

1.	To employee any device, scheme or artifice to defraud;
2.	To make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances in which they were made, not misleading;
3.	To engage in any act, practice or course of business that operates or would operate as a fraud or deceit; or
4.	To engage in any manipulative practice.

The SEC’s rules also require investment advisers and registered investment companies to adopt a written code of ethics containing provisions reasonably necessary to prevent certain persons from engaging in acts in violation of the above standard.

Consistent with the SEC’s rules, the Adviser has adopted this Code of Ethics (the “Code”). The Code sets forth detailed policies and procedures that Covered Persons (as defined below) of the Adviser and Trust must follow in regard to their personal investing activities. All Covered Persons are required to comply with the Code and applicable federal securities laws as a condition of continued employment.

The Code is intended to serve as the minimum standard of conduct for persons having access to information regarding the purchase and sale of portfolio securities by the Trust, or other registered investment companies for which the Adviser serves as adviser or sub-adviser, as well as the Adviser’s separate accounts and other advisory clients (collectively, the “Advisory Clients”). Each employee must avoid any activity or relationship that may reflect unfavorably on the Adviser as a result of a possible conflict of interest, the appearance of such a conflict, the improper use of confidential information or the appearance of any impropriety.

This Code is designed to detect and prevent conflicts of interest between the Adviser’s employees, officers, partners, members and trustees/directors (as applicable) and the Adviser’s Advisory Clients, which includes the Trust, that may arise due to personal investing activities. The Adviser has also established separate procedures designed to detect and prevent insider trading, which are included in the Adviser’s compliance manual and which should be read together with this Code.

Personal investing activities of Covered Persons may create conflicts of interests that may compromise fiduciary duties to Advisory Clients. As a result, Covered Persons must avoid any transaction that involves, or even appears to involve, a conflict of interest, diversion of an Advisory Client investment opportunity or other impropriety with respect to dealing with an Advisory Client or acting on behalf of an Advisory Client.

As fiduciaries, Covered Persons must at all times comply with the following principles:

●

Client Interests Come First. Covered Persons must scrupulously avoid serving their own personal interests ahead of the interests of Advisory Clients. If a Covered Person puts his/her own personal interests ahead of an Advisory Client’s, or violates the law in any way, he/she will be subject to disciplinary action, even if he/she is in technical compliance with the Code.

●

Avoid Taking Advantage. Covered Persons may not make personal investment decisions based on their knowledge of Advisory Client holdings or transactions. The most common example of this is “front running,” or knowingly engaging in a personal transaction ahead of an Advisory Client with the expectation that the Advisory Client’s transaction will cause a favorable move in the market. This prohibition applies whether a Covered Person’s transaction is in the same direction as the transaction placed on behalf of an Advisory Client (for example, two purchases) or the opposite direction (a purchase and sale).

If you are uncertain whether a real or apparent conflict exists in any particular situation, you should consult with the chief compliance officer for the Adviser (the “CCO”) immediately.

The Code sets forth detailed policies and procedures that Covered Persons (as defined below) of the Adviser and the Trust must follow in regard to their personal investing activities. All Covered Persons are required to comply with the Code as a condition of continued employment.

1. Who is subject to the Code?

1.1. Covered Persons. For the purposes of this Code, Covered Person is defined as:

1.1.1. Each employee, officer, or member (as applicable) of the Adviser:

●

who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding, the purchase or sale of securities covered by this Code, or whose functions relate to the making of any recommendations with respect to such purchases or sales;

1.1.2. Each natural person in a control1 relationship to the Adviser:

●	who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of securities covered by this Code.

2. What Types of Investments are subject to the Code?

This Code requires that information about a Covered Person’s investments in certain securities be reported to the CCO.

For purposes of this Code, the term “Reportable Security” means any interest or instrument commonly known as a security, whether in the nature of debt or equity, including any: (i) option, (ii) futures contract; (iii) shares of registered closed-end funds; (iv) shares of registered open-end investment companies (i.e., mutual funds) that are advised by the Adviser (including those held in retirement accounts and that are not money market funds) and shares of exchange traded funds; (v) warrant; (vi) note; (vii) stock; (viii) treasury stock; (ix) bond; (x) debenture; (xi) evidence of indebtedness; (xii) certificate of interest; or (xiii) any participation in, or right to subscribe to or purchase, any such interest or instrument.

3. What Types of Investments are not subject to the Code.

This Code does not require information about the following types of securities:

●

Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuers, and sales of such rights so acquired;

●

Acquisitions of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, and other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities;

●	Direct obligations of the U.S. government;

●	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

●	Shares of money market funds;

●	Shares issued by open-end investment companies or exchange traded funds other than registered investment companies or exchange traded funds for which Adviser serves as an adviser or sub-adviser;

●

Shares issued by unit investment trusts that are invested exclusively in one or more open-end investment companies, none of which are registered investment companies for which Adviser serves as an adviser or sub-adviser; and

●

Transactions that are non-volitional on the part of the Covered Person, including transactions in managed accounts in which the Covered Person has no investment discretion and the call by a third party of an option on securities owned by the Covered Person.

4. What Types of Accounts are subject to the Code?

4.1. Covered Accounts

“Covered Account” includes any securities account, whether held at a broker/dealer, transfer agent, investment advisory firm or other financial services firm, in which a Covered Person has a beneficial interest or over which a Covered Person has investment discretion or other control or influence.2 A Covered Account includes the accounts of immediate family members.3 Restrictions placed on transactions executed within a Covered Account also pertain to investments held outside of an account of which a Covered Person has physical control, such as a stock certificate.4

4.2.	Joint Accounts

Covered Persons of the Adviser are prohibited from entering into a joint account, supervised by the Adviser, with any Advisory Client.

5. What are the Restrictions on Trading?

5.1. Pre-Clearance Procedures and Covered Person Trade Monitoring

The CCO may at times announce a restricted securities list or otherwise require that securities trading be pre-cleared prior to processing. This means that all transactions required to be pre-cleared must be provided to the CCO for approval before any such transactions are executed. All of the information required by the CCO must be supplied in connection with the transaction. Transactions effected pursuant to an “automatic investment plan” must only be submitted for pre-clearance one time, prior to the first transaction under the automatic investment plan.

See Appendix A for the pre-clearance form to be used to obtain permission to make investments in Reportable Securities and Appendix B for the pre-clearance form to be used to obtain permission to make investments in private placements or IPOs.

5.2. Lockout Period

Covered Persons may not purchase or sell a Reportable Security within seven calendar days prior to, or within seven days after, the Trust or an Advisory Client trades in such Reportable Security; except that, a Covered Person may sell a Reportable Security within seven calendar days after the Trust or Advisory Client executed a sales transaction in that same Reportable Security if the Trust or other Advisory Client no longer have a position in such Reportable Security.

Any profits realized by a Covered Person in contravention of this subsection must be disgorged.

5.3. Holding Period

Covered Persons are required to hold any securities of Advisory Clients for a minimum of 60 days before selling the securities at a profit. Closing positions at a loss is restricted and may only be allowed at the discretion of the CCO in a case of hardship.

5.4. Exempt Purchases and Sales

The prohibitions on purchases and sales set forth in paragraphs 5.1, 5.2 and 5.3 of this Section of this Code shall not apply to Trustees of the Trust who would be required to comply with these paragraphs solely by reason of being a Trustee of the Trust.

6. Reporting and Certification Requirements

6.1. Certification

Shortly after a Covered Person commences employment, he/she must certify in writing that he/she has received the Code, has read and understands the Code, that he/she will comply with its requirements, and that he/she has disclosed or reported all personal investments and accounts required to be disclosed or reported.

6.2 Initial Holdings Report.

Each Covered Person must submit a report (or provide a current copy of the most recent brokerage account statements) of all holdings in securities within 45 days of becoming a Covered Person. The report must include the following information current as of a date not more than 45 days prior to the date of becoming a Covered Person:

●	Title, type, exchange ticker symbol or CUSIP number, number of shares and principal amount of each security;

●	Name of any broker, dealer or bank with which the Covered Person maintains an account; and
●	Date on which the report is submitted.

6.3 Quarterly Transactions Report

Each Covered Person must submit transaction reports (or provide a current copy of the most recent brokerage account statements) no later than 30 days after the end of each calendar quarter covering all transactions in securities during the quarter. The report must include:

●	Date of transaction, title, exchange ticker symbol or CUSIP number, interest rate and maturity date (if applicable), number of shares and principal amount of each security involved;
●	Nature of the transaction (e.g., purchase, sale or any other acquisition or disposition);
●	Price at which the transaction was effected;
●	Name of broker, dealer, or bank through which the transaction was effected;
●	Name of broker, dealer or bank with whom any new account was established and the date such account was established; and
●	Date on which the report is submitted.

6.4 Annual Holdings Report.

Covered Person must submit a report of all security holdings (or provide a current copy of the most recent brokerage account statements) within 45 days after the end of each calendar year. The report must include the following information current as of the last day of the calendar year:

●	Title, type, exchange ticker symbol or CUSIP number, number of shares and principal amount of each security;
●	Name of any broker, dealer or bank with which the Covered Person maintains an account; and
●	Date on which the report is submitted.

6.5. Annual Certification for Covered Persons

Annually, Covered Persons must certify that they have read and understand the Code, that they have complied with its requirements during the preceding year, and that they have disclosed or reported all personal transactions/holdings required to be disclosed or reported (Please see Appendix C). Covered Persons must also disclose all personal investments and accounts on an annual basis (Please see Appendix D). Information disclosed must be current as of a date no more than 45 days before the report is submitted.

Covered Persons are only required to submit an annual holdings report relating to Reportable Securities as defined in Section 2 of this Code.

Covered Persons are not required to report securities held in accounts over which the

Covered Person has no direct or indirect influence or control. However, Covered Persons are required to include the name of any broker/dealer or bank with which the Covered Person has an account in which any securities are held for his/her direct or indirect benefit.

7. Administration and Enforcement

7.1. Determination of Persons covered by Code

The CCO for the Adviser will determine who is covered by this Code and will provide each such person with a copy of the Code and any amendments thereto.

7.2. Review of Personal Trading Information

All information regarding a Covered Person’s personal investment transactions, including the reports required by Section 6, will be reviewed by the CCO. All such information may also be available for inspection by the Trust’s Board of Trustees. By signing the acknowledgement attached to this document, each Covered Person acknowledges that the CCO shall be permitted to obtain and review information, including account statements and trade confirmations, from brokerage firms, retirement plan administrators and other financial intermediaries, relating to the securities held by the Covered Person.

7.3. Annual Review/Report

The CCO will review the Code at least annually in light of legal and business developments and experience in implementing the Code. The CCO will provide an annual report to the Trust’s Board of Trustees that: (i) describes issues that arose during the previous year under the Code, including, but not limited to, information about material Code violations and sanctions imposed in response to those material violations; (ii) recommends changes in existing restrictions or procedures based on the experience implementing the Code, evolving industry practices or developments in applicable laws or regulations; (iii) and certifies to the Board that procedures have been adopted that are designed to prevent Covered Persons from violating the Code.

7.4. Reporting Violations

Upon discovering a violation of this Code, a Covered Person shall immediately report such violation to the CCO and the CCO will be responsible for investigating such violations.

7.5. Sanctions and Remedies

If the CCO determines that a Covered Person has violated the Code, he may impose sanctions and other appropriate actions, including issuing a letter of education, suspending or limiting personal trading activities, imposing a fine, recommending a suspension or termination of employment of a Covered Person employed by the Adviser and/or informing regulators if the situation warrants. As part of any sanction, the CCO may require the violator to reverse the trade(s) in question and forfeit any profit or absorb any loss from the trade. Any money forfeited pursuant to this section will be donated to a charity selected by the CCO.

7.6. Record Retention

The Adviser’s CCO, or his designee, is responsible to ensure that all records required to be maintained under the SEC rules are properly maintained. The CCO, or his designee, is also responsible to communicate with each functional department of the Adviser, as necessary, to ensure that employees of the Adviser understand their responsibilities regarding this policy.

7.7. Exemption Procedures

The CCO may grant exemptions from the requirements in this Code in appropriate circumstances. The CCO shall consider such exemptions upon written request by a Covered Person stating the basis for requested relief. The CCO’s decision is within his sole discretion.

7.8. Questions and Exceptions

Any questions regarding this Code should be discussed with the CCO.

1 Control means the power to exercise a controlling influence over the management or policies of the Adviser, unless such power is solely the result of an official position with the Adviser.

2 Beneficial interest in an account includes any direct or indirect financial interest in an account.

3 Immediate family includes your spouse, children and/or stepchildren and other relatives who live with you if you contribute to their financial support.

4 Covered Accounts also include accounts for which a Covered Person has power of attorney, serves as executor, trustee or custodian, and corporate or investment club accounts.

Appendix A

Reportable Securities Pre-Clearance Request Form

TO: Chief Compliance Officer

FROM:_______________

DATE:_______________

As provided in section 5.1 of the Code of Ethics, and unless otherwise exempted, if a Covered Person wants to purchase or sell a Reportable Security he/she must complete this form and obtain the required approvals prior to investing. A Covered Person may not purchase or sell such security until he/she receives written permission from the Chief Compliance Officer (i.e., an approval e-mail). Oral discussions do not constitute approval under any circumstances.

INVESTMENT INFORMATION:

1. Name of Issuer and Ticker Symbol: ___________________

2. Purchase or Sale: ________________________________________________________

3. Principal amount of transaction: ____________ # of shares/units: __________

4. Equity or debt? __________

To the best of my knowledge, the information provided above is accurate and I am not predicating this transaction on the basis of having obtained any material non-public information.

I will notify the Chief Compliance Officer immediately of any material changes to the information provided above.

Name:__________________________

(Please Print)

Signature:_______________________

Date: ___________________________

Appendix B

IPO and Limited Offering Pre-Clearance Request Form

TO: Chief Compliance Officer

FROM:_______________

DATE:_______________

As provided in section 5.1 of the Code of Ethics, and unless otherwise exempted, if a Covered Person wants to participate in an IPO of a security, a private placement or a limited partnership, he/she must complete this form and obtain the required approvals prior to investing. A Covered Person may not participate in any IPO, private placement or limited partnership until he/she receives written permission from the Chief Compliance Officer. Oral discussions do not constitute approval under any circumstances.

INVESTMENT INFORMATION:

1. Name of proposed investment: ___________________ Date of investment: ______________

2. Nature of investment: ________________________________________________________

3. Amount to be invested: ____________ # of shares: ________ % ownership: _____________

4. Describe terms of investment:

Equity or debt? __________ Open-ended or specific maturity date? ___________

Further investment contemplated? _____________ Amount? _______________

5. Was this investment offered to you due to your affiliation with the Adviser or the Trust?

_________________________________________________________________________

6. Do you have a position as officer of the company or other duties in connection with the investment? _______________________________________________________

7. Do you give investment advice to the company or any affiliate of the company? If so, please describe:____________________________________________________________________

____________________________________________________________________________

8. Are you informed or consulted about investments made by the company?

Describe:

_____________________________________________________________________________

9. How frequently will you receive statements/communications regarding the investment?

_____________________________________________________________________________

10. Is the company privately/publicly held?

____________________________________________________________________________

11. If privately held, are you aware of any plan to bring the company public?

_____________________________________________________________________________

12. Have you informed the company that you are a “restricted person” in the event of an IPO of securities?

________

13. Describe any connection(s) between the investment and the Adviser or the Trust:

_____________________________________________________________________________

14. To your knowledge, are there any clients of the Adviser for whom this is an appropriate investment?

____________________________________________________________________________

____________________________________________________________________________

15. Describe any client connections to this investment:

____________________________________________________________________________

16. Are you aware of any conflict between your duties at the Adviser or Trust and this investment?

_____________________________________________________________________________

Please attach any relevant reports/statements you can provide which describe this investment.

To the best of my knowledge, the information provided above is accurate. I will notify the Chief Compliance Officer immediately of any material changes to the information provided above.

Name:__________________________

(Please Print)

Signature:_______________________

Date: ___________________________

Appendix C

COVERED PERSON ACKNOWLEDGMENT

I hereby acknowledge receipt of a copy of the Code of Ethics (the “Code”) for Innovator Capital Management, LLC (the “Adviser”), which I have read and understand fully. I agree to comply fully with all provisions of the Code to the extent that such provisions apply to me. I further understand and acknowledge that any violation of the Code, including engaging in a prohibited transaction or the failure to file reports, may subject me to the sanctions and remedies discussed in Section 7 of this Code.

I hereby represent to the Adviser that the information that I have provided, if required by this Code, is a true, accurate, and complete list of all of my brokerage and trading accounts, and private placement holdings, specifying in reasonable detail all such accounts, with whom they are held, and the holdings and other investments, direct or indirect, of such accounts. I further agree that I will promptly, but in any event, within 30 days, give written notice to the Chief Compliance Officer for the Adviser of any changes to the information that I have provided so that such information is at all times true, accurate, and complete. I further agree to provide, unless otherwise exempted, monthly securities transactions confirmations and statements (or on a quarterly basis when monthly statements and confirmations are unavailable) to the Adviser, as applicable.

I have fully read the Code. I agree to be bound by the terms and conditions outlined in it.

________________________________________ __________________________________

Signed                                                                         Dated

________________________________________

Name

Appendix D

INITIAL AND ANNUAL DISCLOSURE FORM FOR COVERED PERSONS

PART I – DISCLOSURE OF EMPLOYEE ACCOUNTS

☐I do not maintain any Covered Accounts as defined in the Code of Ethics for Innovator Capital Management, LLC.

Below is a list of all my Covered Accounts as defined in the Code. Check all that apply as to the Account Type.

☐ (a) Direct Brokerage Account

● (1) I have full investment discretion on the account

● (2) I have full investment discretion on the account which I am managing for another person

● (3) I do not have investment discretion on the account (Investment discretion is 100% exercised by a broker, financial advisor, etc.)

☐ (b) Trust Account

☐ (c) Employee Stock Plan (“ESOP”), 401(k) Plans, private placement or similar product that cannot be transferred to a brokerage account

☐ (d) Other (Please explain: _________________________________________________________________________________________)

Name and address of Financial Institution (broker-dealer, bank, ESOP, 401(k) plan sponsors, etc.)	Account Name (indicate if any of the accounts are individually or jointly held)	Account Type (a,b,c,d)	Account Number

PART II – DISCLOSURE OF COVERED SECURITIES HOLDINGS

☐ I do not maintain, have a financial interest, or influence/control the activities of any securities.

Below is a list of all personal securities holdings for which I have direct or indirect beneficial ownership.

☐ Indicate by checking this box if you have already provided a copy of your most recent statement (not more than 45 days old) for each account listed below

Security (Include full name of issuer) and exchange ticker symbol (or Cusip Number)	# of Shares and Principal Amount

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) excludes other transactions not required to be reported.

Signature: _______________________ Print Name: _______________________ Date: __________

Appendix E

QUARTERLY TRANSACTION REPORT FOR COVERED PERSONS

Below is a list of all transactions in Reportable Securities during the past quarter in which the undersigned had any direct or indirect beneficial interest.

Date of Transactions	Security and exchange ticker symbol (or Cusip Number)	Nature of Transaction (e.g., Purchase or Sale)	Number of Shares and Principal Amount	Price at which transaction was effected	Name of broker/dealer effecting transaction

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control and (ii) excludes other transactions not required to be reported.

Signature: _______________________ Print Name: _______________________ Date: __________